UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

CQENS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 3(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective August 22, 2023 CQENS Technologies Inc. (the “Company”) entered into an Intellectual Property License Agreement (the “License Agreement”) with XTEN Capital Group Inc., the Company’s majority shareholder which is controlled by Alexander Chong, Chief Executive Officer and a member of the Board of Directors of the Company (“XTEN”). Under the terms and conditions of the License Agreement, the Company has granted to XTEN a license for certain Company intellectual property (the “IP”) for the purpose of manufacturing, distributing and marketing a consumable containing cannabis (the “Alternative Market”) and distributing and marketing an exclusively conformed device consistent with the IP within the United States of America (the “Territory”). As current U.S. regulations and laws and the Company’s current relationships with tobacco companies prevent the Company from operating in Alternative Market, a special committee of the Company’s board of directors determined it was in the best interests of the Company to enter into the License Agreement.

In lieu of royalties, XTEN will be required to purchase Company authorized devices and to lease and/or purchase the necessary equipment and supplies to manufacture consumables from the Company at prices to be mutually agreed upon which shall be at fair market and mutually acceptable. Furthermore, the license grants XTEN the right to sub-license the IP rights in the Territory for the Alternative Market provided the sublicensee agrees to purchase Company authorized devices and to lease and/or purchase the necessary equipment and supplies to manufacture consumables from the Company at prices to be mutually agreed upon which shall be at fair market.

The term of the License Agreement is for a period of three years and automatically renews every three years, unless terminated by mutual agreement or by notice by either party of no less than six months. The License Agreement may also be terminated for cause (as defined under the License Agreement) by either party upon 30 day notice, with an opportunity to cure.

The foregoing description of the terms and conditions of the License Agreement is qualified in its entirety by reference to the License Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

		Incorporated by Reference			Filed or
No.	Exhibit Description	Form	Date Filed	Number	Furnished Herewith

10.1	Intellectual Property License Agreement effective August 22, 2023, by and between CQENS Technologies Inc. and XTEN Capital Group Inc.+				Filed

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Staff of the Securities and Exchange Commission upon request any omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS TECHNOLOGIES INC.

Date: August 22, 2023	By:	/s/ William P. Bartkowski
William P. Bartkowski, President